Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Kreisler Manufacturing Corporation Annual Report on Form 10-K for the fiscal year ended June 30, 2008 of our Report of Independent Registered Public Accounting Firm dated September 29, 2008.

Roseland, New Jersey

September 26, 2008